Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-138526, 333-136418, 333-136410, 333-129434, 333-129433, 333-129200, 333-127373, 333-124726, 333-116870, 333-116869, 333-115478, 333-111090, 333-111089, 333-109278, 333-109275, 333-101105, 333-101104, 333-69374, 333-69376, 333-42670, 333-84341, 333-84331, 333-65571, 333-65549, 333-65551, 333-42059, 333-42061, and 333-42063) pertaining to the amended and restated 2001 Stock Incentive Plan, Infommersion, Inc. 2002 Stock Incentive Plan, SRC Software, Inc. 2003 Stock Incentive Plan, French Employee Savings Plan, 2004 International Employee Stock Purchase Plan, Stock Subscription Warrants, Business Objects Americas Deferred Compensation Plan, 1995 International Employee Stock Purchase Plan, Crystal Decisions, Inc. 1999 Stock Option Plan, 2001 Stock Option Plan, 1999 Stock Option Plan, 1994 Stock Option Plan, 2006 Stock Plan, and in the Registration Statements (Form S-3 Nos. 333-126082 and 333-136449) of Business Objects S.A. of our reports dated February 27, 2007, with respect to the consolidated financial statements and schedule of Business Objects S.A., Business Objects S.A. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Business Objects S.A., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
San Jose, California
February 27, 2007